EXHIBIT 99.1

Letter from Clayton Williams Energy, Inc. to the Securities and Exchange Commission dated March 25, 2002 regarding representations from Arthur Andersen LLP

Exhibit 99.1

CLAYTON WILLIAMS ENERGY, INC.

Six Desta Drive, Suite 6500

Midland, TX  79705

March 25, 2002

U.S. Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C.  20549

Gentlemen:

In connection with the audit of our consolidated financial statements included in this Form 10-K for the year ended December 31, 2001, Arthur Andersen LLP (Andersen) has represented to us that the audit was subject to Andersen’s quality control system for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.  Andersen also represented that the availability of personnel at foreign affiliates of Andersen is not relevant to our audit.

Very truly yours,

/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and
Chief Financial Officer